CTI Corporate Presentation November 2010 James A. Bianco, M.D. Chief Executive Officer Exhibit 99.1

Forward Looking Statement
This presentation contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation
Reform Act of 1995. The forward-looking statements contained in this presentation include statements about future financial and operating results, and risks and uncertainties that could affect CTI’s products under development. These statements are based on management’s current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. In any forward-looking statement in which CTI expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished.
The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements:
risks associated with preclinical, clinical and sales and marketing developments in the biopharmaceutical industry in general and in particular including, without limitation, the potential failure of Opaxio™ to prove safe and effective for treatment of non-small cell lung and ovarian cancers, the potential failure of Pixuvri™ (pixantrone dimaleate) to prove safe and effective (including complete and overall response rates)
for treatment of non-Hodgkin’s lymphoma as determined by the U.S. Food and Drug Administration (the “FDA”) and/or the European Medicine
Agency (the “EMEA”), that CTI’s appeal to the FDA may not be successful, that the FDA’s decision regarding CTI’s appeal may not be made within 30 days of submission, that the FDA may not accept CTI's Special Protocol Assessment (“SPA”) and/or the proposed design for the protocol of CTI's clinical trial and/or may request additional clinical trials, that the FDA may revise or may not accept the proposed endpoints fo the additional clinical trial, that if CTI conducts an additional clinical trial, it may not demonstrate the safety and effectiveness of Pixuvri™, that
CTI cannot predict or guarantee the pace or geography of enrollment of its clinical trials, including whether or not the majority of the patients will be enrolled in the U.S., that CTI may not initiate the new PIX306 trial in 2010 or obtain data by the end of 2011, that the EMEA may not approve the MAA, that CTI may not obtain interim survival results for the Phase III GOG212 trial in 2011, that CTI may not achieve expected key milestones in the next twelve months or at all, that CTI may not be able to retire its 2011 debt, that CTI’s expected financing of up to $75 million over the next two years may not occur or the terms of such financing may change, CTI’s ability to continue to raise capital as needed to fund its operations, that CTI may not be able to reduce its burn rate as expected, determinations by regulatory, patent and administrative governmental authorities, competitive factors, technological developments, costs of developing, producing and selling CTI’s products under development; and other economic, business, competitive, and/or regulatory factors affecting CTI’s business generally, including those set forth in CTI’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for its most recent fiscal year and its most recent Quarterly Report on Form 10-Q, especially in the “Factors Affecting Our Operating Results” and “Management’s Discussion and
Analysis of Financial Condition and Results of Operations” sections, and its Current Reports on Form 8-K. Except as may be required by law,
CTI does not intend to update or alter its forward-looking statements whether as a result of new information, future events, or otherwise.

Investment considerations
Attractive late-stage product portfolio
•
Potential approval and EU launch in 2011
Products targeting large market opportunities
•
Lymphoma – 25,000 patients/yr
•
Ovarian Cancer- 30,000 patients/yr
•
Breast Cancer – 100,000 patients/yr
History of important & meaningful advances in cancer
therapy with socially responsible pricing
Cleaned-up balance sheet and liquid stock, key
near-term catalysts
Management team with extensive oncology development
and commercial experience

Development Update
Advancing Portfolio Toward Market
• Pixuvri
™
-
EMA acceptance of Marketing Authorization Application
•
Potential approval in Q4-2011
-
Appealing FDA decision on New Drug Application
•
Decision expected within 30 days from submission
-
Preparing initiation of PIX306 Phase III trial
•
Targeting preliminary data by year-end 2011
• Opaxio
™
-
Phase III GOG212 trial in ovarian cancer trial
•
Potential interim survival results 2011
-
Exciting potential “accelerated” application potential in GBM

Corporate Update: Roll-up Strategy
Successful acquisition strategy
• Two product approvals
-
Trisenox® - acquired 2000
•
NDA and launch 2000
•
MAA and launch 2001
•
Peak sales $22mm - sold to Cephalon $70mm
-
Zevalin® -
•
sBLA 2007
•
Sales $11mm -sold to Spectrum $31.5mm

Corporate Update: Roll-up Strategy
Excellent track record uncovering viable products
•
Aloxi
– 2008 WW sales $400mm
-
Helsin offered opportunity for Phase III program to CTI
•
$30mm upfront, $65mm success fees
•
Couldn’t support acquisition internally – MGI pharma acquired rights
•
Eisai acquired MGI for $3 billion
-
Advanced acquisition proceedings of Sangstat ($150mm purchase price)
when product sales ~$35mm
•
Genzyme acquired Sangstat for $1 billion
•
Romidepsin
-
Pre-emptive (prior to ODAC)  purchase price $250mm ($100mm upfront)
-
Advanced acquisition agreement
-
Celgene acquired rights for $640mm ($340mm upfront)
Thymoglobulin
– 2008 WW sales $180mm

Corporate Update: Roll-up Strategy
Rationale
•
Many attractive undervalued and under-resourced late-stage assets or technology platforms
•
Several large institutional funds preliminarily interested in putting money to work behind CTI’s proven acquisition track record
In preliminary discussions with two funds interested in
committing up to $75mm each at any time over two years
for targeted acquisitions or licensing transactions
Strategy/Focus:
•
Secure dedicated funding source at attractive terms
•
Next generation chemo-immunotherapy product
•
Novel targeted therapy in Phase III for leukemia
•
Supportive care product for chemotherapy-induced neuropathy

Corporate Update: Summary
Continued progress advancing existing pipeline products
toward commercialization
Upcoming potential key milestones expected over next 12
months
•
FDA decision expected on appeal
•
PIX 306 initiation
•
Targeting execution of 1 or more acquisition candidates
•
Expected interim Phase III Opaxio
™
ovarian cancer results
If obtained, committed funding could relieve debt overhead
and “going concern” concerns
2011 “Year of the Rabbit” – persistence and good fortune!